EXHIBIT 99
Wireless Ronin Announces CEO Transition;
Stephen Birke To Take Over from Jeffrey Mack as Interim President and CEO
MINNEAPOLIS – September 23, 2008 — Wireless Ronin Technologies, Inc. (Nasdaq:RNIN), a Minneapolis-based digital signage solutions provider, today announced the resignation of CEO Jeffrey Mack. The board has appointed Target Corporation veteran and current Wireless Ronin board member Stephen Birke, as interim president and CEO. This change is effective immediately. Under the board’s direction, Wireless Ronin is beginning a search for a permanent president and CEO. The board also appointed Greg Barnum, the company’s lead director, as chairman.
     “On behalf of the board of directors, I want to thank Jeff for his leadership and service over the past few years and his efforts in establishing Wireless Ronin’s formidable position in the digital signage industry,” said Wireless Ronin board chairman, Greg Barnum. “We are also delighted to appoint Steve Birke as the company’s interim president and CEO. We are confident that Steve’s extensive leadership expertise and significant retail and merchandising background will serve Wireless Ronin well as the company moves forward.”
     Birke was appointed to the board of directors in July 2008. A 38-year veteran of Target Corporation before his retirement, Birke served as vice president and general merchandise manager where he played a key role in defining Target’s merchandising platform.

     According to Birke, “This is an exciting time to step into this role for Wireless Ronin. We are a recognized leader in the digital signage industry. Understandably, the current economic climate has created substantial headwinds across the entire corporate landscape. However, there remains considerable enthusiasm for RoninCast® software in the marketplace and we continue to vigorously pursue contract negotiations with our prospects. I am confident that we possess the technology, team and focus to maximize the opportunities before us.”
About Wireless Ronin Technologies, Inc.
Wireless Ronin Technologies (www.wirelessronin.com) is the developer of RoninCast®, a complete software solution designed to address the evolving digital signage marketplace. RoninCast® provides clients with the ability to manage a digital signage network from one central location. The software suite allows for customized distribution with network management, playlist creation and scheduling, and database integration. An array of services is offered by Wireless Ronin to support RoninCast® including consulting, creative development, project management, installation, and training. The company’s common stock is traded on the NASDAQ Global Market under the symbol “RNIN”.

Contact:	Al Galgano, Investor Relations Padilla Spear Beardsley agalgano@psbpr.com (612) 455 — 1720

This release contains certain forward-looking statements of expected future developments, as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management’s expectations and are based on currently available data; however, actual results are subject to future risks and uncertainties, which could materially affect actual performance. Risks and uncertainties that could affect such performance include, but are not limited to, the following: estimates of future expenses, revenue and profitability; the pace at which the Company completes installations and recognizes revenue; trends affecting financial condition and results of operations; ability to convert proposals into customer orders; the ability of customers to pay for products and services; the revenue recognition impact of changing customer requirements; customer cancellations; the availability and terms of additional capital; ability to develop new products;  dependence on key suppliers, manufacturers and strategic partners; industry trends and the competitive environment; and the impact of losing one or more senior executives or failing to attract additional key personnel. These and other risk factors are discussed in detail in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, on May 9, 2008.
Wireless Ronin® and RoninCast® are registered trademarks of Wireless Ronin Technologies, Inc.  All other trademarks referred to above are the property of their respective owners.
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